Exhibit 10.32

股份购买协议

Share Purchase Agreement

本协议由以下各方于2020年4月3日 （“签署日”）在重庆市签订：

This Agreement is executed in Chongqing, China on this day of April 3, 2020 (“Execution Date”) by and among:

甲方 Party A：重庆精煌泰企业管理咨询有限公司

Party A：Chongqing Jinghuangtai Business Management Consulting Co., Ltd.

授权代表: 代泽书

Authorized representative：Zeshu Dai

乙方Party B：

乙方一： 周俊

Party B (I)：Jun Zhou

身份证号: 511026197209152918

ID No.: 511026197209152918

乙方二：周佳萍

Party B (II): Jiaping Zhou

身份证号: 510212197709250823

ID No.: 510212197709250823

丙方： 重庆集茂仓饲料有限公司

Party C： Chongqing Ji Mao Cang Feed Co., Ltd.

授权代表： 周佳萍

Authorized representative：Jiaping Zhou

丁方：China Xiangtai Food Co., Ltd.

Party D: China Xiangtai Food Co., Ltd.

授权代表：代泽书

Authorized representative：Zeshu Dai

鉴于：

Whereas:

1.	丙方是一家依照中华人民共和国法律法规于2012年3月14日成立并合法存续的有限公司，注册地在中华人民共和国重庆市北部新区高新园金开大道68号2幢16-1，现登记注册资本为人民币500万元；

Party C is a limited liability company incorporated and currently in good standing under the laws and regulations of the People’s Republic of China (PRC) with the registered address in 16-1, Building 2, No.68 Jinkai Avenue, High-Tech Zone, Northern New District, Chongqing, PRC and a current registered capital of RMB 5 million.

2.	乙方为丙方的现有登记股东，合计持有丙方100%的股权；其中乙方二持有丙方51%的股权。

Party B represents the currently registered shareholders of Party C, holding collectively 100% of Party C’s outstanding capital stock, in which, Party B (II) holding 51% equity of Party C.

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3.	丁方（NASDAQ.PLIN）是在美国纳斯达克资本市场挂牌的上市公司。

Party D (NASDAQ.PLIN) is a listed company in NASDAQ Capital Market.

4.	甲方是依中国法律设立的外商独资企业，由丁方间接持有其100%股权。

Party D indirectly owns 100% equity interest of Party A, a wholly foreign owned enterprise incorporated under the laws of the PRC.

上述协议各方根据中华人民共和国有关法律法规的规定，本着平等自愿的原则，经过友好协商，达成一致，特订立如下协议条款，供各方共同遵守。

According to the laws and regulations of the PRC and based on the principals of equality and voluntariness, after friendly negotiation, all Parties agree to the terms set forth below.

第一条   释义

Article 1 Definitions

1.1	除非本协议文意另有所指，下列词语具有以下含义：

Unless otherwise indicated in this Agreement, the terms below have the definitions as follows:

中国 PRC or China	指

中华人民共和国，除文义另有所指外，本协议所引述的“中国”并不包括中国香港、澳门特别行政区及台湾。

The People’s Republic of China, except where the context requires otherwise, references in this Agreement to “PRC” or“China” do not include Hong Kong, the Macau Special Administrative Region and Taiwan of China.

美国 United States or US	指	美利坚合众国 United States of America
过渡期 Transition Period	指	2019年6月30日至就本协议项下对价支付完成的时间段。 The period between June 30, 2019 and the completion of the payment of consideration.
送达 Delivery	指	本协议任一方按照本协议约定的任一种送达方式将书面文件发出的行为。 Delivery of documents by any Party pursuant to the delivery method set forth in this Agreement.
本协议 This Agreement	指	本《股份购买协议》及附件。 The Share Purchase Agreement and Attachments.
工作日 Working Days	指	中华人民共和国国务院规定的法定节假日以外的工作时间。 Days other than legal holidays set forth in the regulations promulgated by the PRC State Council
“/” “/”	指	“和/或” And/or
“超过”或“小于” “more” or “less”	指	均不含本数 Does not include the number itself
VIE协议 VIE Agreements	指	甲方、乙方二和丙方于2020年4月3日签署的《技术咨询和服务协议》《股权质押协议》《股权处分协议》和《股东表决权委托和财务支持协议》Technical Consultation and Service Agreement, Equity Pledge Agreement, Equity Option Agreement and Voting Rights Proxy and Financial Supporting Agreement entered into by Party A, Party B (II) and Party C on April 3, 2020

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人士 Person	指

个人或公司、合伙、信托、法团或非法团协会、合资企业、有限责任公司、股份公司、政府(或其机构或分支机构)或任何其他实体

an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind

质权 Lien	指

任何抵押、质押、担保权益、扣押、优先购买权、期权、代理、投票信托、产权负担、留置权或任何种类的押记(包括任何有条件的出售或押记) 其他所有权保留协议或其性质的租赁)、限制(无论是投票、出售、转让、处分或其他方式)，任何有利于其他人士的从属安排，任何申报或同意根据《统一商法典》或任何类似的法律法规以债务人身份提交财务报告

any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention Agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar laws or regulations

公司财务文件 Company Financials	指

丙方未经审计的财务报表，包括截止2019年6月30日的丙方合并资产负债表及相关合并利润表，及12个月的现金流量表

the unaudited financial statements of Party C, consisting of the consolidated balance sheet of the Party C as of June 30, 2019 and the related consolidated income statement, and statement of cash flows for the twelve (12) months then ended

债务 Liabilities	指

任何及所有债务、负债、诉讼或任何性质的义务(不论是绝对的、累算的、或有的或其他的、已知的或未知的、直接的或间接的、到期的或未到期的、届期的或将到期的)，包括到期或将到期的税务债务

any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

负债 Indebtedness	指	(a)所有负债人借来的钱(包括未偿还本金和应收但未付利息)；(b)延迟支付购买财产或服务对价的所有义务 (除了贸易应付款项和其他普通的业务费用),(c)由债券,公司债券,信贷协议或类似的契据证明的支付,(d)美国公认会计准则下应该列为资本租赁的支付义务，(e) 在任何情况下，该等人为偿付债务人的任何款项或信用证、银行承兑汇票、担保或类似的信贷交易而承担的所有义务,(f) 该等人就所签发或创设的承兑汇票所承担的一切义务,(g) 所有利率和货币掉期、上限、对冲和类似的协议或对冲工具，根据这些协议或工具，无论是否定期或在发生意外情况时，都有义务进行支付，(h)该等人士对其任何财产的置权担保义务，(i)任何保费、预付款或其他罚金、费用，成本或与任何债务支付有关的费用，(j) 上述第(a)条至第(i)条所述的任何其他人士的所有债务，该等人士直接或间接担保，或该等人士已同意(或有或无)购买或以其他方式取得，或就该等债务以其他方式向债权人保证不受损失

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(a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables and other expenses incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with US GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss
税 Taxes	指

(a)所有直接或间接的联邦的、州的、地方的、外国的和其他净收入,总收入,收入总额、销售、使用、增值、从价、转让、特许经营、利润、执照、租赁、服务、服务使用、扣缴、工资、就业、社会保障和与补偿的支付员工,特许权,遣散费,邮票,职业,保险费,财产,暴利,替代最低,估计,海关关税或其他税收有关做出的费用,评估或任何类型的收费,连同任何利息和罚款,税收或与之有关的额外的费用；(b) 由于附属、合并,关联或因为法律的施行在一定时期是某一组织的成员导致需要承担(a)中描述的任何税；(c) 由于与任何其他人士订立的任何税收共享、税务组合、弥税或配税协议，无论明示或暗示，导致的需要承担(a)或(b)中描述的任何税

(a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person

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税务申报文件 Tax Return	指

提交的或被要求提交的与决定、评估或征集任何税收或政府的任何税相关法律、行政的要求有关的任何报表、声明、报告、要求退款、信息申报或其他文件(包括任何相关的或支持附表、说明或信息)

any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any laws or administrative requirements relating to any Taxes

诉讼 Action	指

任何不符合或违反任何政府机构的通知，或在任何政府机构中做出的任何索赔、要求、指控、诉讼、起诉、审计、和解、投诉、规定、评估或仲裁，或任何请求(包括任何信息请求)、询问、听证、诉讼或调查

any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority

政府机构 Governmental Authority	指

任何联邦、州、地方、外国或其他政府、准政府或行政机构、机关、部门或代表处或任何法院、法庭、行政听证机构、仲裁小组、委员会或其他类似争议解决小组或机构

any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body

重大不利影响 Material Adverse Effect	指

任何事实、事件、现象、变化或者效果已经或将合理地预期，单独地或合并地，对(a)业务、资产、负债、经营成果、整体前景或状况(财务或其他方面);或(b)该人士作为本协议或附属文件中的一方，或受其约束时及时履行和完成交易的能力，造成重大不利影响

any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person, taken as a whole, or (b) the ability of such Person on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder

执行例外 Enforceability Exceptions	指

本协议、附属文本或本协议的任何当事人作为一方当事人或受其约束的协议、文件、契据的执行可能会受到适用的破产、清算、重组和暂停经营的法律和其他影响债权人权利行使的通常法律，或任何适用的法定时效或任何有效防御阻断或反诉,以及衡平法上的救济或解除(包括强制履行的救济)的影响

Enforceability of this Agreement, the Ancillary Documents or any agreement, documents, instruments which any Party hereof is a party to or bound may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought

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附属文件 Ancillary Documents

本协议中作为附件的协议、文件或契据以及本协议各方依据本协议签署或交付的其他协议、证明和文书

each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement

披露清单 Disclosure Schedules	指

公司披露清单是由披露方(定义见下)于本协议签署之日向接受方（定义见下）提供的与本协议有关联的披露内容。

These Company Disclosure Schedules have been provided by the Disclosing Parties (as defined herein) in connection with the Share Purchase Agreement, dated April 3, 2020 with the Receiving Parties (as defined herein) on the Execution Date

1.2	本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。

The title of the provisions of this Agreement are for reference only and shall not affect the meaning of the provisions herein.

第二条 股份发行前提

Article 2 Prerequisites of the Payment of Total Consideration

2.1	各方确认，甲方和丁方（合称“接受方”）在本协议项下的支付总对价（定义见3.1条）的义务以下列条件为前提，乙方及丙方（合称“披露方”）有义务提供相关证据证明下列条件以得到全部满足：

All Parties shall confirm that the obligations of Party A and Party D (collectively, “Receiving Parties”) to deliver the Total Consideration (as defined in Section 3.1) under this Agreement shall be under the following conditions, and Party B and Party C (collectively, “Disclosing Parties”) have the obligation to provide related evidence that all of the following conditions have been met:

2.1.1	披露方已经以书面形式向接受方充分、完整披露了丙方的资产、负债、权益、对外担保以及与本协议有关的信息等；披露方承诺向接受方提供的丙方财务会计报表真实地完整地反映了丙方在该期间的资产、负债和盈利状况，不存在任何虚假。

Disclosing Parties, jointly and severally, have made to Receiving Parties a full and complete disclosure of Party C’s assets, liabilities, equities, guarantees to other parties and information related to this Agreement; Disclosing Parties, jointly and severally, shall provide Receiving Parties with Party C’s financial and accounting statements that accurately and completely reflect the Party C’s assets, liabilities and profitability and/or losses without any false statement.

2.1.2

丙方已做出股东会决议或执行董事决定，决定法定代表人、执行董事和总经理由周佳萍女士担任。

Ms. Jiaping Zhou will serve as the legal representative, executive director and general manager of Party C by the resolutions of shareholders meeting or executive director of Party C.

2.1.3

过渡期内，丙方的经营或财务状况没有发生重大的不利变化；未经接受方同意，丙方不得进行现金及资产的处置以及利润分配。

During the Transition Period, there is no material adverse change to the business or financial condition of Party C; Party C shall not distribute any assets, cash or profits without the permission of Receiving Parties.

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2.1.4	过渡期内，未经接受方同意，乙方不得向任何第三方转让其所持有的部分或全部丙方股权。 During the Transition Period, without Receiving Parties’ consent, Party B shall not transfer all or any of Party C’s shares held by Party B to any third party.

2.1.5

过渡期内，披露方应在所有重大方面，保持丙方的组织架构好，丙方管理层、员工及顾问持续提供服务，维持好与主要客户的业务关系，并维持、控制和保全丙方的资产与过去经营状况一致。

During the Transition Period, Disclosing Parties shall preserve intact, in all material respects, Party C’s business organizations, to keep available the services of Party C’s managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all customers with whom Party C does significant business, and preserve the possession, control and condition of Party C’s assets, all as consistent with past practice.

2.1.6

过渡期内，丙方作为连续经营的实体，不存在亦不得有任何违法、违规的行为，丙方不得处置其主要资产或在其上设置担保，也不得发生或承担任何重大债务，通常业务经营中的处置或负债除外，且单独或累计金额不得超过五万美元。

During the Transition Period, as a continuous operating entity, Party C shall maintain its existence in good standing and it shall not conduct its business nor act in a manner that would be in violation of law, Party C shall not dispose of its main assets nor place any guarantees on them. Party C shall not take on any major debt, except where such debt or liability is in the regular course of Party C’s business operations and does not exceed $50,000 either individually or in the aggregate.

2.1.7

过渡期内，无甲方书面同意（此类书面文件不得无故被扣压、设限或拖延），披露方不得：

During the Transition Period, without the prior written consent of Party A (such consent not to be unreasonably withheld, conditioned or delayed), Disclosing Parties shall not:

2.1.7.1	修改、取消或变更公司注册文件、章程以及其他类似文件； amend, waive or otherwise change, in any respect, its certificate of incorporation, bylaws or other similar organizational documents;

2.1.7.2

授权发行、发售、授予、出售、担保，处置或提议发行、发售、担保或处置任何公司权益类证券或期权、承诺、认购或任何类型的购买或出售其权益类证券的权利，或其他证券权益，包括证券转换或交换为任何登记的股份或任何其他基于证券的承诺，或与第三方就该类证券或证券权利进行任何对冲交易；

authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such equity securities or other securities interests;

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2.1.7.3	拆分，合并，重新资本化或重分类任何其权益类证券或发行其他类型证券，或就相关证券作出任何支付留置或发放股份股利，或直接或间接赎回或购买或承诺购买任何证券或证券权利；
split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

2.1.7.4	非通常业务经营中，引致，创造，承担，支付或其他任何可以导致公司承担超过5万美元（单独或累计）负债的行为，对第三方贷款、预支或投资，或担保或为任何第三方背书，承担债务或承诺；
outside of the ordinary course of Party C’s business operations, incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party;

2.1.7.5

在法律要求范围或现有任何已建立的福利支出计划或依据过去行为可知的任何正常商业行动范围以外的增加薪酬，工资或任何员工的补偿超过现金额的5%，或增加上述人员的奖金超过现金额的5%，或就2020财年或2021财年的奖金作出承诺，或者显著增加上述人员的福利待遇，与丙方任何现有顾问、管理层、董事或员工签订、建立或显著更改现有福利计划；

increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2020 or 2021, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee of Party C, in each case other than as required by applicable law, pursuant to the terms of any already established benefit plan or in the ordinary course of business consistent with past practice;

2.1.7.6

作出或撤销任何关于税务的重要选择，就税务问题作出的任何和解、起诉、诉讼、处置、仲裁、调查审计或争议，修正纳税申报表、退税申请，或就任何税务政策或程序进行重大变更；

make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable law;

2.1.7.7

转移或授予任何第三方，或扩展，作出重大修订，允许失效或无法保留目前已注册的无形资产，知识产权，已注册知识产权或其他丙方持有的无形资产，或乙方授权丙方使用的无形资产，或向任何未签订保密协议的第三方公布任何乙方或丙方的商业秘密；

transfer or license to any third party or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Party C’s registered intellectual property, licensed intellectual property or other intellectual property held by Party C or by Party B for the benefit of Party C, or disclose any of Party B or C ’s trade secrets to any third party who has not entered into a confidentiality agreement;

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2.1.7.8

取消或放弃或转让任何丙方合同中的重大权利，或出租或签订任何（A）每年支出可能会超过5万美元的合同；或（B）签订超过一年的不支付重大罚款无法取消的或需多至提前60天通知方可取消的合同；

terminate or waive or assign any material right under any of Party C’s material contracts or any lease or enter into any contract (A) involving amounts potentially exceeding $50,000 per year or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

2.1.7.9	未合理维护与过去交易相关的重要会计账簿，会计记录以及会计凭证； fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

2.1.7.10	设立任何子公司或者设置新的业务线； establish any subsidiary or enter into any new line of business;

2.176.11

未能通过商业上合理的努力以保证保险条款的有效或取代或修订与资产、运营和公司活动相关的现行有效的保险政策或文件;

fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect;

2.1.7.12

对现有重大资产进行重新估值或对会计政策，准则或实践作出重大变更，美国通用会计准则和丁方审计允许的部分除外;

revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with US GAAP and approved by the Party D’s outside auditors;

2.1.7.13	除只作出金钱赔偿外的，金额不超过5万美元的，或丙方财务记录中已存在的就任何索赔、诉讼或纠纷的放弃，取消，分配，解决或和解;
waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $50,000, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Party C’s Financials;

2.1.7.14	结束或显著减少丙方经营行为或努力，或解雇和减少丙方员工; close or materially reduce its operation, or effect any layoff or other personnel reduction or change, at any of Party C facilities;

2.1.7.15	并购，包括任何兼并，吸收合并或购买任何股权或资产，或其他形式的业务整合，公司合并，设立合伙，有限公司或其他形式的业务组织或分布，或购买其他任何重大金额的正常业务需求以外的资产;
acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

9

2.1.7.16	作出超过5万美元的资本化支出; make capital expenditures in excess of $50,000;

2.1.7.17	采取全面或部分清算、解散、兼并、吸收合并、重组、重新资本化或其他重组行为的计划; adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

2.1.7.18	自愿承担重大合同中条款所涉及的或员工福利计划以外的任何金额超过5万美元的负债或义务;
voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of a material contract or employee benefit plan;

2.1.7.19	出售，出租，许可，交货或掉期，抵押或担保或承担债务（包括证券化），或其他任何处置重大比例的不动产，固定资产或权利的行为;
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

2.1.7.20	除VIE协议外，就丙方的投票权作出任何协议，理解或安排; except VIE Agreements, enter into any agreement, understanding or arrangement with respect to the voting of Party C’s securities;

2.1.7.21	从事任何可能被合理认为将导致延迟或损害丙方取得任何与本协议相关的政府机构同意或批准的行为;
take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

2.1.7.22	达成，修改，放弃或取消（根据条款需要取消的事项除外）与任何关联方的任何交易; enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties; or

2.1.7.23	授权或同意从事任何上述相关事项。 authorize or agree to do any of the foregoing actions.

2.2	若乙方或丙方存在任何违反本协议第2.1条约定的情况，则接受方中的任何一方有权单方解除本协议，并要求乙方和丙方承担相应连带赔偿责任。
If Party B or Party C conducts any violation of the agreed conditions under Section 2.1, either Party A or Party D shall have the right to unilaterally terminate this Agreement, and require Party B and Party C to assume the corresponding joint liability.

10

2.3	丁方确认，丁方董事会已同意本协议及本协议项下之交易 Party D has confirmed that the Board of Directors of Party D has approved this Agreement and the transactions under this Agreement.

第三条	对价

Article 3 Consideration

3.1

各方同意，为确保甲方从乙方二处取得丙方51%股权，甲方和丁方同意向乙方二或者其指定方合计支付742万美元对价(“总对价”)，全部以每股票面金额为0.01美元的丁方普通股（“普通股”）股份（“对价股份”）支付。双方一致同意依2020年2月4日收盘价每股3.71美元计，股份对价合计为200万股丁方普通股：

In exchange for the transfer of 51% equity interest of Party C from Part B (II) to Party A, Party A and Party D shall deliver total consideration of US$7,420,000 (“Total Consideration”), all of which shall be paid in such number shares of common stock (“Common Stock”), par value $0.01, of Party D (“Share Consideration”) to Party B(II) or her designee(s). The Parties agree the Share Consideration shall be an aggregate of 2,000,000 shares of Commons Stock of Party D which is based on the closing price of US$3.71 on February 4, 2020.

3.2	所有根据本协议发行的对价股份均为受限于下列限制，第一个100万股对价股份为自发行之日起有8个月锁定期的期限, 第二个60万股对价股份为自发行之日起8个月的锁定期期限, 剩余的40万股对价股份为自发行之日起8个月的锁定期期限（“锁定期”），锁定期间内乙方二或其指定方将不得转让、担保或以任何任何方式处置该对价股份。此外，锁定期内，乙方二或其指定方不得，（i）发售、质押、出售、合同出售任何对价股份的期权、认股权证、或签署购买对价股份的协议，或者以其他方式直接或间接转让或处分该对价股份，或者公开发售、出售、质押或处分对价股份的意图；（ii）签署换股或其他整体或部分转让对价股份经济权益的协议；或者（iii）要求对对价股份进行注册或类似注册的权利。乙方二或其指定方认可丁方会通知股份登记机构限制该部分股份的转让并设置相应标注。
The Share Consideration shall be subject to the following lock-up whereby the first 1 million Common Stock of the Share Consideration shall be subject to a eight (8) month lock-up from the date of issuance, the second 0.6 million Common Stock of the Share Consideration shall be subject to a eight (8) month from the date of issuance and the last 0.4 million Common Stock of the Share Consideration shall be subject to a eight (8) month lock-up from the date of issuance (the “Lock-Up Periods”). During the respective Lock-Up Periods, Party B(II) or her designee(s) shall not, (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, any Share Consideration, or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Share Consideration, or (iii) make any demand for or exercise any similar right with respect to the registration of any Share Consideration. Party B (II) or her designee(s) acknowledge that the Party D shall cause the transfer agent to fix appropriate lock-up legend on the Share Consideration.

3.3	各方同意，对价股份将依下列规定分期发行给乙方二或其指定方： All Parties agree that Share Consideration shall be issued to Party B (II) or her designee(s) as followings:

(a)	100万股普通股于2020年4月11日之前发行给乙方二或其指定方，但前提是，丙方2020年（2019年7月1日-2020年6月30日）根据美国公认会计准则审计的总销售额和净利润须分别超过7,000万美元（约等值于5亿元人民币）和150万美金（约等值于1,000万元人民币）；
1,000,000 shares of Common Stock shall be issued to Party B (II) or her designee(s) before April 11, 2020; Provided, however, that the audited total sales and net profit of Party C in fiscal year 2020 (from July 1, 2019 to June 30, 2020) shall respectively exceed US$70,000,000 (almost equivalent to RMB 500,000,000) and US$1,500,000 (almost equivalent to RMB 10,000,000) in accordance with U.S. GAAP

(b)	60万股普通股于2021年8月7日之前发行给乙方二或其指定方，但前提是，丙方2021年（2020年7月1日-2021年6月30日）根据美国公认会计准则审计的总销售额和净利润均须比2020年增长10%；
600,000 shares of Common Stocks shall be issued to Party B(II) or her designee(s) before August 7, 2021; Provided, however, that the audited total sales and net profit of Party C in fiscal year 2021 (from July 1, 2020 to June 30, 2021) shall respectively increase by 10% compared with that of fiscal year 2020;

(c)	40万股普通股于2022年8月7日之前发行给乙方二或其指定方，但前提是，丙方2022年（2021年7月1日-2022年6月30日）根据美国公认会计准则审计的总销售额和净利润均须比2021年增长10%。
400,000 shares of Common Stocks shall be issued to Party B(II) or her designee(s) before August 7, 2022; Provided, however, that the audited total sales and net profit of Party C in fiscal year 2022 (from July 1, 2021 to June 30, 2022) shall respectively increase by 10% compared with that of fiscal year 2021.

3.4	各方同意: All Parties agree that:

(a)	如果2020年（2019年7月1日-2020年6月30日）丙方根据美国公认会计准则审计的总销售额或者净利润未分别超过7,000万美元（约等值于5亿元人民币）或150万美金（约等值于1,000万元人民币），丁方有权自审计报告出具之日（“报告日”）起的3日内以1美元或者7元人民币的对价向乙方二或其指定方回购其届时持有的全部对价股份，即100万股普通股，并于报告日之日起的14日内完成股权变更登记；同时，甲方、乙方二和丙方应立即终止VIE协议，乙方二或其指定方应无条件配合；
If, according to US GAAP, either of the audited total sales or net profit of Party C in fiscal year 2020 (from July 1, 2019 to June 30, 2020) does not exceed US$70,000,000 (almost equivalent to RMB 500,000,000) or US$1,500,000 (almost equivalent to RMB 10,000,000), respectively, Party D shall have the right to repurchase all the Share Consideration held by Party B(II) or her designee(s), namely 1,000,000 Common Stocks, in consideration of US $1 or RMB 7, within 3 days from the issuance date of the audit report (" Report Date "), and completed shareholder modification registration of Party D within 14 days from the Report Date; Meanwhile, the VIE Agreement should be terminated immediately by Party A, Party B (II) and Party C; Party B(II) or her designee(s) should cooperate unconditionally.

(b)	如果2021年（2020年7月1日-2021年6月30日）丙方根据美国公认会计准则审计的总销售额或净利润未比2020年增长10%，丁方将不再根据第3.3（b）款的约定向乙方二或其指定方支付对价股份；
If, according to US GAAP, either of the audited total sales or net profit of Party C in fiscal year 2021 (July 1, 2020- June 30, 2021) does not increased 10% compared with that of fiscal year 2020, Party D shall would issue Share Consideration to Party B(II) or her designee(s) according to article 3.3(b) herein;

(c)	如果2022年（2021年7月1日-2022年6月30日）丙方根据美国公认会计准则审计的总销售额或净利润未比2021年增长10%，丁方将不再根据第3.3（c）款的约定向乙方二或其指定方支付对价股份；
If, according to US GAAP, either of the audited total sales or net profit of Party C in fiscal year 2022 (July 1, 2021- June 30, 2022) does not increased 10% compared with that of fiscal year 2021, Party D shall would issue Share Consideration to Party B(II) or her designee(s) according to article 3.3(c) herein;

(d)	为避免歧义，如果丙方不符合第3.3（b）款获得对价股份的条件，但是达到了第3.3（c）款的要求，则，丁方仍将根据第3.3（c）款的约定向乙方二或其指定方支付相应对价股份；但乙方二或其指定方仍需遵守第3.2条锁定期的约定。
For the avoidance of ambiguity, if Party C does not meet the pre-conditions for obtaining Share Consideration in article 3.3 (b), but meets the requirements in article 3.3 (c), then Party D shall issue the corresponding Share Consideration to Party B(II) or her designee(s) in accordance with the provisions in article 3.3 (c) herein; However, Party B(II) or her designee(s) shall still abide by the lockup period provisions of article 3.2.

第四条	丙方股权和相关手续的办理

Article 4 Ownership of Party C and Completion of Recording Procedures

4.1

各方同意，自VIE协议签署之日起，甲方将取得丙方51%股权；乙方二将尽其最大努力，根据VIE协议的规定，在2020年4月3日或丁方允许的其他时间前完成股权质押登记手续。

The Parties agree that, upon payment of the Cash Consideration by Party A and/or Party D, Party A shall receive 51% equity interest of Party C. Party B (II) shall use her best effort to complete share pledge registration procedure required by VIE Agreements before April 3, 2020 or any other period agreed by Party D.

第五条	竞业限制

Article 5 Non-Competition

5.1

乙方承诺丙方是乙方经营相关业务的唯一实体，即乙方在三年内不得另设或参股与丙方主营业务相同的公司。

Party B represents and warrants that within 3 years Party C is the only operating entity it has established in this line of business and that Party B shall not in any way compete with Party C’s business, whether that be by establishing or investing in any entity with the same primary business as Party C.

5.2

乙方/丙方同意采取有效措施确保丙方的高级管理人员不得设立或以任何形式（包括但不限于以股东、合伙人、董事、监事、经理、职员、代理人、顾问等等身份）参与与丙方业务相竞争/相关联的其他经营实体。

Party B and Party C agree to take effective measures to ensure that senior executives of Party C shall not set up or participate in any other operating entities or affiliated entities with operations that compete with Party C.

第六条	知识产权的占有与使用

Article 6 Possession and use of intellectual property

6.1

乙方/丙方单独并共同声明、承诺并保证，本协议签订之时及本协议签订之后，丙方是丙方企业名称、商标和专利、商品名称及品牌、网站名称、域名、专有技术、各种经营许可证等相关知识产权、许可权的唯一的、合法的所有权人；上述知识产权均经过必要的相关政府部门批准或备案，且所有为保护该等知识产权而采取的合法措施均经过政府部门批准或备案，并保证按时缴纳相关费用，保证其权利的持续有效性。

Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that, at and after the execution of this Agreement, Party C is the sole legal owner of its intellectual property rights and permits, including the business name, trademarks, patents, product names and brands, web names, domain names, proprietary technologies and various licenses and permits. Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that all legal measures taken to protect the foregoing intellectual property have been approved by or recorded with related government agencies, all related expenses will be paid on time, and the foregoing rights will be continuously valid.

6.2	若与丙方生产经营相关的知识产权未在丙方名下，乙方/丙方应确保相关权利人按照合理的方式在本协议签署后将相关知识产权无偿或以法律法规允许的最低价格转移至丙方名下。
If intellectual property rights related to Party C’s products and operations are not under its name, Party B and Party C shall ensure that, in a reasonable manner and in accordance with relevant intellectual property rights laws and regulations, all related rights and ownership interests in the intellectual property will be transferred to Party C free or at the lowest price permitted by law after the execution of this Agreement.

第七条	债务

Article 7 Liabilities

7.1

乙方/丙方，分别和共同确认并承诺，在签订本协议之前不存在任何未披露的已发生或潜在的债务（包括但不限于合同债务、侵权之债以及相关部门给予的各种行政罚款），且在过渡期内没有甲方/丁方同意，将不会产生相关债务。

Party B and Party C, individually and jointly and severally, represent and warrant that there are no undisclosed existing or potential Liabilities prior to the execution of this Agreement (including but not limited to contractual liability, tort liability, and fines by various government agencies) and there shall be no Liabilities incurred during the Transition Period without the consent of Party A or Party D.

7.2

乙方同意，对未以书面形式向甲方披露的丙方的债务，由乙方承担。乙方应当在实际发生赔付后5日内全额向丁方进行补偿。

Party B agrees to be liable for any Liabilities of Party C that have not been disclosed to Party A in writing. If Party C incurs any Liabilities, Party B shall compensate Party D in the full amount within 5 days after the payment has been made by Party C.

第八条	保证和承诺

Article 8 Representations and Warranties

8.1	甲方和丁方共同向乙方和丙方保证和承诺如下： Party A and Party D make the following representations and warranties to Party B and Party C:

甲方和丁方均是依法注册成立并且合法存续的企业法人，具有签署本协议的权利能力和行为能力，并有足够的能力全面履行本协议规定的义务。

Both Party A and Party D are enterprises legally registered and currently in good standing with the ability to sign this Agreement and fully perform obligations under this Agreement.

8.2	乙方及丙方，分别和共同向甲方和丁方保证和承诺如下： Party B and Party C, individually and jointly and severally, represent and warrant to Party A and Party D as follows:

(1)	丙方是一家依照中华人民共和国法律法规于成立并合法存续的有限责任公司，并拥有其开展业务所需的证照和资质。披露清单列出了丙方有资格开展业务的全部司法辖区，以及除法定公司名称外，在业务中使用的其他全部名称。
Party C is a limited liability company duly formed, validly existing and in good standing under the laws of the PRC, and is duly qualified or licensed in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Disclosure Schedules lists all jurisdictions in which Party C is qualified to conduct business and all names other than its legal name under which Party C does business.

(2)

丙方目前的股权结构如披露清单所示，且丙方经登记的股东是丙方合法的受益人。除根据VIE协议规定的股权质押外，丙方股东持有的股权无任何权利负担。

The current shareholding structure of Party C is disclosed in the Disclosure Schedules and the registered shareholders of Party C are the legal beneficiaries of Party C. Except for the equity pledge under the VIE Agreements, the equity held by shareholders of Party C shall not be encumbered.

(3)	除在披露清单披露的外，自2019年7月1日起，丙方没有宣布过或做出任何分红，没有回购、回赎或者以其他任何方式获取过丙方股份，丙方的执行董事也没有做出过前述决定。
Except as set forth on Disclosure Schedules, since July 1, 2019, Party C has not declared or paid any distribution or dividend in respect of its shares or other equity interests and has not repurchased, redeemed or otherwise acquired any shares or other equity interests in or of Party C, and Party C’s executive director has not authorized any of the foregoing.

(4)

除披露清单披露的外，丙方的任何子公司均不限制其通过合同、命令或适用法律法规向其股东进行任何分配或派息的能力。除披露清单中所列各子公司的股权外，乙方不拥有或无权直接或间接收购任何人的任何股份或其他股权，或以其他方式控制任何人。丙方是任何合资、合伙或类似安排的参与者。丙方没有未尽的合同义务向其他任何人提供资金或进行任何投资(以贷款、出资或其他形式)。

Except as set forth on Disclosure Schedules, no subsidiary of Party C has any limitation on its ability to make any distributions or dividends to its equity holders, whether by contract, order or applicable laws and regulations. Except for the equity interests of the subsidiaries listed on Disclosure Schedules, Party C does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests in or of, or otherwise control, any Person. Party C is not a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of Party C to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(5)

除披露清单披露的外,丙方签署、交付或履行本协议或任何附属文件，或据此完成本协议项下的交易无需获得任何政府机构的同意，但是(a)本协议中明确的申报和(b)根据适用的法律法规明确要求的申报除外。

Except as otherwise described in Disclosure Schedules, no consent of or with any Governmental Authority on the part of Party C is required to be obtained or made in connection with the execution, delivery or performance by Party C of this Agreement or any Ancillary Documents or the consummation by Party C of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement and (b) pursuant to applied laws and regulations.

(6)

拥有签订并履行本协议义务的全部权利与授权，并依据中国法律具有签订本协议所有的资格条件和/或行为能力。本协议的签署和履行不会与丙方公司章程或有关法律、法规、条例等有约束力的规范性文件或丙方签订的协议等所承担的义务相冲突。

Party B and Party C each have the right and authority to sign this Agreement, and to exercise rights and perform obligations hereunder. They have the qualifications and ability required to sign this Agreement under PRC laws. The execution and performance of this Agreement will not conflict with Party C’s bylaws, binding documents, including any governing laws, regulations and rules, or any agreement signed by Party C.

(7)	本协议的签订或履行不违反以其为一方的任何重大合同或协议。 The execution or performance of this Agreement will not violate any material agreement signed by any Party.

(8)	已就与本次交易有关的所有信息和资料，向接受方进行且将在过渡期内仍将进行充分、详尽、及时的披露，没有重大遗漏、误导和虚构。保证自本协议签订至整个过渡期内其向接受方提供的一切文件资料均是真实、有效完整的。
Party B and Party C have made a full, detailed, complete and timely disclosure of all information and materials related to this transaction, and will continue to do so through the Transition Period, without any material omission, misleading or false information. Party B and Party C also represent and warrant that all documents provided to Receiving Parties are true, valid and complete as of the date of this Agreement and will remain so through the Transition Period.

(9)	保证乙方/丙方全面履行本协议约定的义务，乙方的保证方式为连带责任保证。 Party B and Party C will fully perform their obligations under this Agreement and Party B bears joint and several liabilities for Party C’s actions.

(10)

丙方目前及未来的财务报表公正真实地反映了丙方的经营业绩及资产负债状况，不包含任何虚假成分，没有为误导接受方而故意省略部分关键事实。除公司财务文件中显示的外，丙方没有其他债务。除在披露清单中披露的外，丙方的债务均不包含如下限制：（i）预付债务的限制；（ii）发生债务的限制；或者（iii）允许其各自资产或财产设置质权的能力限制，VIE协议除外。

The financial statements of Party C, now and in the future, fairly and accurately reflect the operating results, assets and liabilities of Party C without any false statements or intentional and partial omission of key facts to mislead Receiving Parties. Except as set forth in the Company Financials, Party C has no other Indebtedness. Except as disclosed on Disclosure Schedules, no Indebtedness of Party C contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Party C, or (iii) the ability of Party C to grant any Lien on their respective properties or assets, excluding VIE Agreements.

(11)

除披露清单披露的外，丙方不承担任何债务或义务(无论是否需要反映在按照美国公认会计准则编制的资产负债表上)，除了那些(i) 包含在截至2019年6月30日公司财务文件中的，充分反映或被保留在或作为假设条件披露在丙方及其子公司的合并资产负债表中的；或(ii)不是重大的,且在2019年6月30日后发生在一般业务运营中的(不包括任何合同的违约责任或违反法律的责任)。

Except as set forth on Disclosure Schedules, Party C is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with US GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Party C and its subsidiaries as of June 30, 2019 contained in the Company Financials, or (ii) not material, and that were incurred after June 30, 2019 in the ordinary course of business (other than Liabilities for breach of any Contract or violation of any Law).

(12)

除在披露清单中披露的外，丙方自2012年3月14日起（a）仅在一般日常运营中开展业务；和（b）未受到过重大不利影响。

Except as set forth on Disclosure Schedules, since March 14, 2012, Party C has (a) conducted its business only in the ordinary course of business, and (b) not been subject to a Material Adverse Effect.

(13)

除在披露清单中披露的外，自2012年3月14日起，据丙方所知，其没有或者曾经重大违法或不遵守约束其资产、财产、员工、业务或运营的法律法规，也没有收到这样的口头通知。
Except as set forth on Disclosure Schedules, Party C is not or has not been in material conflict or non-compliance with, or in material default or violation of, nor has Party C received, since March 14, 2012, any written or, to the knowledge of Party C, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable laws and regulations by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(14)	已向且在过渡期内持续向接受方披露所涉及或可能涉及的仲裁、诉讼、司法执行等法律纠纷或行政处罚、政府调查等事项，并就此等事项可能给丙方或本协议的履行造成的影响已向接受方作了充分的陈述和说明。
Party B and Party C have already disclosed to Receiving Parties, and will continue to disclose through the Transition Period, all legal enforcement and government investigation related matters such as arbitration, litigation, and judicial enforcement and have made, and will continue to make, full disclosure with regard to the potential impact of such matters on Party C or its performance of this Agreement.

(15)

丙方已经在披露清单中披露了全部正在履行中的重大合同（“公司重大合同”），且除在披露清单中披露的外，针对每一份公司重大合同：（i）均是有效的、有约束力的和可执行的（但受限于执行例外），且据丙方所知，对另一方当事人也是有效和可执行的；（ii）完成本协议项下的交易不会影响公司重大合同的效力或执行力；（iii）丙方没有违约，且也不会随着时间的推移而违约或收到违约通知，或者另一方当事人允许终止或者加速终止公司重大合同；（iv）据丙方所知，公司重大合同的其他当事方没有违约，且也不会随着时间的推移而违约或收到违约通知，或者丙方允许终止或者加速终止公司重大合同；（v）据丙方所知，丙方没有收到书面或者口头通知，表明另一方当事人终止或者变更公司重大合同的意图，但不包括在一般业务运营中的变更，且此等变更不会对丙方产生不利影响；和（vi）丙方没有放弃公司重大合同中的任何权利。

Party C has provided material contract in progress(“Company Material Contract”) and except as disclosed in Disclosure Schedules, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against Party C thereto (subject to the Enforceability Exceptions) and, to the Knowledge of Party C, each other party thereto, and is in full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) Party C is not in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by Party C, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of Party C, no other party to such Company Material Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Party C, under such Company Material Contract; (v) Party C has not received written or, to the Knowledge of Party C, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect Party C; and (vi) Party C has not waived any rights under any such Company Material Contract.

(16)

披露清单中披露了：（i）丙方所有的或被许可的，或者丙方作为申请者或者受让人拥有的或可以使用的所有的专利和专利申请、商标和服务标记注册和申请,版权登记和申请，和经登记的网络资产和申请 (“公司注册知识产权”)；（ii）丙方是被许可方，或被授权使用任何知识产权的全部许可、分许可权和其他相关协议或许可(“公司知识产权许可”)，和(iii)丙方作为授权方对外授予的许可、分许可和其他相关协议或许可（“对外许可知识产权”）。

Disclosure Schedules sets forth: (i) all Patents and Patent applications, Trademark and service mark registrations and applications, copyright registrations and applications and registered Internet Assets and applications owned or licensed by Party C or otherwise used or held for use by Party C in which Party C is the applicant or assignee (“Company Registered IP”); (ii) all licenses, sublicenses and other agreements or permissions (“Company IP Licenses”), under which Party C is a licensee or otherwise is authorized to use or practice any Intellectual Property; and (iii) all licenses, sublicenses and other agreements or permissions under which Party C is the licensor (each, an “Outbound IP License”).

(17)

丙方已经或将及时提交所有的纳税申报文件(需考虑所有适用其的要求),且纳税申报文件在重要方面是真实、准确、正确和完整的；已经支付,缴纳或预留应该缴纳的税务，但不包括公司财务文件中已经设定的公积金。丙方已遵守所有与税务有关的法律法规。据丙方所知，丙方在其税务管辖区，不存在因未申报纳税申报文件而被政府机构威胁采取诉讼。

Party C has or will have timely filed, or caused to be timely filed, all Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Party C has complied with all applicable laws and regulations relating to Tax. There is no current pending or, to the knowledge of Party C, threatened Action against Party C by a Governmental Authority in a jurisdiction where Party C does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(18)

披露清单中披露了丙方为其运营租赁的或者分包租赁或者使用的或者占用的不动产（“租赁房产”）清单，且该清单是完整和准确的，同时还包含了与之相关的全部出租、租赁保证、协议和文件，包括其修订、终止和变更或弃权，及目前年租金、租期（合称“公司不动产租赁”）。据丙方所知，没有发生会构成丙方违约的事件（无论是否有通知，或经过一段时间发生，或者二者共存），丙方也没有收到基于该种假设发出的通知。丙方未曾也不拥有任何不动产（除了公司不动产租赁中的租赁权）。

Disclosure Schedules contains a complete and accurate list of all premises leased or subleased or otherwise used or occupied by Party C for the operation of the business of Party C (the “Leased Premises”), and of all leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. To the Knowledge of Party C, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of Party C under any of the Company Real Property Leases, and Party C has not received notice of any such condition. Party C does not own or have ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

(19)

所有丙方目前所有的、使用的或租赁的账面价值或者市场公允价超过25,000美元的动产（“动产”）均列在了披露清单上，并提供了租赁协议、租赁保证、保证协议和其他相关文件（含修订版、终止协议和变更）（“公司动产租赁”）。除了在披露清单上披露的外，所有动产使用状态良好和处于正常损耗中，适合在丙方日常运营中使用。

Each item of personal property (“Personal Property”) which is owned, used or leased by Party C with a book value or fair market value of greater than US $25,000 is set forth on Disclosure Schedules, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Disclosure Schedules, all such items of Personal Property are in good operating condition and repair (ordinary wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Party C.

(20)

丙方对其资产均有良好的和有价值的所有权、租赁权或使用权，资产上均无质权，除非（a）出租方已经设置了质权；（b）丙方财务文件中已经明确了在最后一份财务报表中披露了质权；和（c）在披露清单中披露。

Party C has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) the rights of lessors under leasehold interests, (b) Liens specifically identified in the last unaudited financial statements included in the Company Financials, and (c) Liens set forth on Disclosure Schedules.

(21)

除披露清单披露的外,丙方(i)目前且一直在一切重要方面,遵守了所有就业、就业实践、雇佣条款条件、工资、健康和安全,和其他有关歧视的法律法规,据丙方所知，没有收到口头或书面的有关残疾,劳动关系,工作时间,支付工资、加班工资,支付股权、移民、员工薪酬、工作条件、员工调度、职业安全与健康、家庭医疗休假和员工终止妊娠、涉及不公平的劳动实践的任何未决诉讼通知,(ii)不承担因不遵守或有效遵守前述规定而产生的任何重大逾期拖欠工资的责任或罚金,(iii)不对任何政府机关承担任何实质性付款责任(按照惯例在正常业务过程中支付的常规付款除外)，该责任是因为失业补偿福利、社会保障或雇员、独立承包商或顾问的其他福利或义务而引起的。

Except as set forth in Disclosure Schedules, Party C (i) is and has been in compliance in all material respects with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written, or to the Knowledge of Party C, oral notice that there is any pending Action involving unfair labor practices against Party C, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(22)

披露清单中包含了截止本协议签署之日丙方全部员工的清单。除了在披露清单中披露的外，丙方已按时支付了全部员工的工资、薪金、佣金、奖金和其他补偿金，包括加班费，且据丙方所知，丙方无义务（无论是否为或有义务）根据书面或口头约定、承诺、适用的法律法规、习惯、交易惯例向任何员工支付遣散费。除了在披露清单中披露的外，丙方的员工均签署了标准版本的劳动合同。

Disclosure Schedules contains a list of all employees of Party C as of today. Except as set forth on Disclosure Schedules, Party C has paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to such employees, including overtime compensation, and Party C has no obligations (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to Party C’s Knowledge, oral agreement, or commitment or any applicable laws and regulations, custom, trade or practice. Except as set forth in Disclosure Schedules, each employee of Party C has entered into Party C’s standard form of employee agreement with a Party C.

(23)	除了在披露清单中披露的外，丙方从未维持过或者制定过（或曾有义务制定）任何员工福利计划。 Except as set forth in Disclosure Schedules, Party C has not ever maintained or contributed to (or had an obligation to contribute to) any benefit plan.

(24)

除了在披露清单中披露的外，丙方及其管理人员、董事、经理、员工或受托人及其直系亲属（“关连人士”）现在，或者在过去的两年中，未和丙方有过合同交易或者其他安排(i)提供服务（不包括担任管理人员、董事或作为员工本身），(ii)提供动产或不动产的租赁，(iii)要求向关连人士或者与之有利益关系的人士，如所有者、管理人员、经理、董事、受托人、合伙人或者关连人士享有直接或间接权益的人士（不包括持有一家上市公司不超过2%投票权或经济权益的情形）支付对价（不包括丙方董事、管理人员或者员工在正常业务中提供的服务或开销）。除了在披露清单中披露的外，丙方没有和关联方正在履行的合同、安排或承诺，关连人士也不是丙方在业务中使用的动产或不动产、权利、有形或无形资产的所有权人。

Except as set forth in Disclosure Schedules, either Party C, nor any officer, director, manager, employee or trustee of Party C, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or in the past 2 years has been, a party to any transaction with Party C including any contract or other arrangement (i) providing for the furnishing of services by (other than as officers, directors or employees of Party C), (ii) providing for the rental of real property or Personal Property from or (iii) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of Party C in the ordinary course of business) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth in Disclosure Schedules, Party C has no outstanding contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of Party C.

(25)

保证丙方的关键管理人员和技术骨干在本协议签署后与丙方签订不低于2年的劳动合同及相关保密、不竞争协议（如接受方要求）。该类协议正本或副本将被提供给接受方。

Key personnel and technical staff of Party C have signed employment agreements and related non-disclosure and non-compete agreements (per Receiving Parties’ request) for a period of not less than 2 years from the execution of this Agreement. Originals or copies of all such confidentiality agreements have been, or will be during the Transition Period, delivered to Receiving Parties.

(26)

披露清单中列出了截至2019年6月30日的十二(12)个月中，通过收到或支付的人民币金额,丙方的前十大客户(“十大客户”)和前十大的供应商(“十大供应商”),以及人民币的交易金额。丙方与供应商和客户有着良好的商业合作关系,(i)没有十大供应商或十大客户在过去的十二(12)个月内取消或终止,或以书面方式通知丙方取消或终止与丙方的合作关系,(ii)没有十大供应商或十大客户在过去的十二(12)个月大幅下降,或者据丙方所知,书面严重威胁停止,减少或限制,或给予书面通知意图重大修改基于丙方的产品或服务，或使用或购买丙方的产品或服务的,(iii)据丙方所知,没有十大供应商或十大客户书面通知拒绝支付任何金额或寻求行使任何补偿救济， (iv)丙方在过去两(2)年内没有与任何十大供应商或客户发生过重大争议。

Disclosure Schedules lists, by RMB volume received or paid, as applicable, for the twelve (12) months ended on June 30, 2019 , the ten (10) largest customers of Party C (the “Top Customers”) and the ten (10) largest suppliers of goods or services to Party C (the “Top Suppliers”), along with the amounts of such RMB volumes. The relationships of Party C with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, has informed Party C in writing of any intent to cancel or otherwise terminate, any relationships of such Person with Party C, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to Party C’s Knowledge, threatened in writing to stop, decrease or limit materially, or given written notice of any intent to modify materially its relationships with Party C or, to Party C’s Knowledge, given written notice of any intent to stop, decrease or limit materially its products or services to Party C or its usage or purchase of the products or services of Party C, (iii) to Party C’s Knowledge, no Top Supplier or Top Customer has given written notice of its refusal to pay any amount due to Party C or seek to exercise any remedy against Party C and (iv) Party C has not within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer.

(27)

自本协议签署之日生效，且在适用法律允许的最大程度内,作为拥有丙方股权的股东，乙方(“豁免人”),解除和排除在签署日之前或当天引起的，无论是否已知或未知的,无论是制定法还是衡平法上的，针对丙方现在、过去和未来的任何诉讼、义务、协议、债务和负债,包括在签署日之后未决的或断定的根据组织文件、合同或其他文件导致的丙方的任何赔偿或补偿。自签署日期起及之后，各豁免人特此不可撤销地承诺，不直接或间接主张针对丙方的任何诉讼，或基于本协议中声称将被豁免的任何事项，开始或导致针对丙方的任何类型的诉讼。尽管本协议中有任何相反的规定,本条所述的豁免不适用于根据本协议的条款和条件、任何附属文件提出的或在披露清单中披露的诉讼。。

Effective as of the Execution Date, to the fullest extent permitted by applicable Law, each Party B that owns equity interest in or of such shareholder(the “Releasing Persons”), hereby releases and discharges Party C from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against Party C arising on or prior to the Execution Date or on account of or arising out of any matter occurring on or prior to the Execution Date, including any rights to indemnification or reimbursement from Party C, whether pursuant to its organizational documents, contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Execution Date. From and after the Execution Date, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Party C, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document or any of the other matters set forth on Disclosing Schedule.

第九条	通知及送达

Article 9 Notices and Deliveries

9.1	在本协议有效期内，因法律、法规、政策的变化，或任一方丧失履行本协议的资格和/或能力，导致影响本协议的履行，该方应承担相应的在合理时间内通知的义务。
Within the term of this Agreement, if any changes in laws, regulations, and policies cause any loss of the ability or qualification of any Party to perform its obligations under this Agreement which affects the performance of this Agreement, such Party shall have the obligation to notify the other Parties within a reasonable time period.

9.2	各方同意，与本协议有关的任何通知，以书面送达方式方为有效。
All Parties agree that any notice related to this Agreement shall be given in writing.

9.3	通知送达下列地点或各方的实际经营地或住所地：
Notice should be delivered to the following locations or the actual business location or domicile of all Parties:

甲方和丁方地址：中华人民共和国重庆市渝中区两路口新干线B座19-1;
Address of Party A and Party D: Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China;
联系人：代泽书
Contact: Zeshu Dai
联系电话：+86-13983469153
Tel: +86-13983469153

乙方和丙方地址：中华人民共和国重庆市北部新区高新园金开大道68号2栋17-2;

Address of Party B and Party C: 17-2, Building 2, No.68 Jinkai Avenue, High-Tech Zone, Northern New District, Chongqing, PRC;

联系人：周佳萍

Contact: Jiaping Zhou

联系电话：+86-13883892439

Tel: +86-13883892439

第十条	违约及其责任

Article 10 Breach of Contract

10.1	本协议生效后，各方应按照本协议的规定全面、适当、及时地履行其义务、承诺及其他相关约定，除不可抗力因素外若本协议的任何一方违反本协议的义务、承诺及其他相关约定，则构成违约。
After this Agreement becomes effective, any breach of any obligations, warranties or any other provisions under this Agreement by any party due to reasons other than force majeure constitute a breach.

10.2	如果乙方和/或丙方发生违约行为（包括但不限于违反本协议项下的保证和承诺），且不能采取令丁方满意的补救和整改措施，根据本协议持有丁方股份的乙方或其指定方，应当自接到丁方书面通知之日起3日内，将其持有的丁方股份无条件注销。如果乙方或其指定方注销股份之对价仍不能弥补该违约行为造成的损失，乙方和/或丙方应当除注销股份外，另行向守约方支付违约金，以继续赔偿因其违约而给守约方造成的损失。支付违约金并不影响守约方要求违约方继续履行协议。
If Party B and/or Party C breached this Agreement (including but not limited to representations and warranties), and cannot provide remedies and rectifications that Party D satisfies, Party B or her designee(s) who are issued with shares of Party D under this Agreement shall cancel its shares unconditionally within 3 days from the date of receiving the written notice by Party D. If the consideration for the cancellation of the shares by Party B or her designee(s) fails to cover the losses caused by such breach, Party B and/or Party C shall, in addition to the cancellation of the shares, ay damages to the other non-breaching Parties. Paying damages shall not affect the non-breaching Parties’ request that the breaching Party to continue to perform under this Agreement.

10.3	未避免歧义，如果发生上述10.2规定之违约行为之时，对价股份尚未按照本协议第3.3条之规定向乙方二或其指定方发行完毕，无论丙方是否达到获得对价股份的条件，丁方均无需根据第3.3条之规定继续向乙方二或其指定方发行对价股份。
For the avoidance of ambiguity, if a breach mentioned as Article 10.2 occurs and the Share Consideration to Party B or her designee(s)s has not been issued completely in accordance with article 3.3 under this Agreement, Party D shall not be obliged to issue Share Consideration in article 3.3 to Party B(II) or her designee(s)s, whether or not Party C meets the pre-conditions for obtaining Share Consideration in article 3.3.

第十一条	协议的变更、解除

Article 11 Amendment and Termination

11.1	本协议的任何修改、变更应经协议各方另行协商，并就修改、变更事项签署书面协议后方可生效。
Any amendment and change to this Agreement shall be based on negations of all Parties and shall become effective only after all Parties have signed the Agreements on such amendment or change.

11.2	经协议各方当事人协商一致，可提前终止本协议。本协议一经终止，协议各方当事人无需继续履行本协议项下除保密、通知及送达、违约及其责任、争议解决之外的其他义务。如果发生上述10.2规定之违约行为而导致乙方二或其指定方注销股份，本协议即告终止。
This Agreement can be in advance if all Parties consent to the termination of this Agreement after negotiation. Upon termination of this Agreement, the parties hereto shall not be required to continue to perform the obligations hereunder other than Confidentiality, Notice and Service, Breach of Contract and Settlement of Disputes. This Agreement shall be terminated in the event of any such breach of article 10.3 which result in the cancellation of the shares by Party B(II) or her designee(s).

11.3	本协议在下列情况下解除：经协议各方当事人协商一致解除；或者，任一方发生违约行为并在30天内不予更正的，或发生累计两次或以上违约行为，守约方有权单方解除；或者，本协议因不可抗力，造成本协议无法履行。
This Agreement can be terminated under the following conditions: (1) all Parties consent to the termination of this Agreement after negotiation; (2) if any Party fails to cure its breach within 30 days or if any Party has breached the Agreement two or more times, regardless of whether or not it has cured such breach, then the non-breaching Parties can unilaterally terminate the Agreement; or (3) this Agreement cannot be performed due to force majeure.

11.4	有权提出解除协议的一方应当以书面形式通知，通知在到达其他各方时生效。
The Party with the right to terminate shall notify the other Parties in writing and such notice shall become effective when it is delivered to other Parties.

11.5	本协议被解除后，不影响一方当事人要求支付违约金和赔偿损失的权利。
After this Agreement is terminated, the rights of any Parties to obtain liquidated damages and compensation for loss of rights under this Agreement shall not be affected.

第十二条	保密责任

Article 12 Confidentiality

12.1	各方承及确定有关本合同、本合同内容，以及彼此就准备或履行本合同而交换的任何口头或书面资料均被视为保密信息。各方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本合同所述交易而需向其股东、投资者、法律或财务顾问披露之信息，而该股东、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本合同承担违约责任。无论本合同以任何理由终止，本条款仍然生效。
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

第十三条	争议解决

Article 13 Settlement of Disputes

13.1	本协议的效力、解释及履行均适用中华人民共和国法律。
The validity, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2	协议各方当事人因本协议发生的任何争议，均应首先通过友好协商解决，协商不成，各方均有权选择向中国国际经济贸易仲裁委员会西南分会提起仲裁，依据该会届时有效的仲裁规则进行仲裁，仲裁裁决是终局的，对各方均具有法律执行力。
All Parties of this Agreement shall resolve any dispute arising from this Agreement through friendly negotiation. If negotiation fails, all Parties have the right to choose arbitration before the Southwest Sub-Commission of China International Economic and Trade Arbitration Commission. Final arbitration awards according to arbitration rules of such commission shall be binding on all Parties.

第十四条	附则

Article 14 Miscellaneous

14.1	本协议应当遵守中国和美国必要的监管要求，并经各方签字、盖章后成立并生效。
This Agreement shall be subject to necessary regulatory approval in the US and PRC and become effective after all Parties sign or place their stamps on the Agreement.

14.2	本协议未尽事宜，各方可另行签署补充协议，该补充协议与本协议是一个不可分割的整体，并与本协议具有同等法律效力。本协议附件是本协议的组成部分，与本协议具有同等的法律效力。
All Parties can sign supplemental agreements with regard to any matters unaddressed in this Agreement. Such supplemental agreements will be considered part of this Agreement and have the same validity as this Agreement.

14.3	本协议用中文和英文书写，如有分歧，以中文版本为准。
This Agreement is made in both Chinese and English. In case of any discrepancy, the Chinese version shall prevail.

14.4	本协议一式5份，各方各持一份，具有同等法律效力。 This Agreement is made in five originals, one for each Party and with the same validity.

（以下无正文，为本协议签署页）

(Intentionally Left Blank and Signature Page follows)

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

甲方 Party A：

重庆精煌泰企业管理咨询有限公司

Chongqing Jinghuangtai Business Management Consulting Co., Ltd.

/s/ Zeshu Dai
姓名/Name：代泽书 Zeshu Dai
职务/Title ： 执行董事 Executive Director

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

乙方一Party B(I):

周俊 Jun Zhou

/s/ Jun Zhou

乙方二Party B(II):

周佳萍Jiaping Zhou

/s /Jiaping Zhou

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

丙方/Party C：

重庆集茂仓饲料有限公司

Chongqing Ji Mao Cang Feed Co., Ltd.

/s /Jiaping Zhou
姓名/Name：周佳萍 Jiaping Zhou
职务/Title：授权签字人Authorized Representative

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

丁方/Party D

China Xiangtai Food Co., Ltd.

/s/ Zeshu Dai
姓名/Name：代泽书 Zeshu Dai
职务/Title ：董事长 Chairwoman